UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2016 (June 23, 2016)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of Tecogen Inc. (the "Company) at its 2016 Annual Meeting of Stockholders (the "Annual Meeting") held on June 23, 2016:

1.	To elect six directors to the Board of Directors of the Company to hold office for one year until the 2017 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of Wolf & Company, P.C., as the Company's independent registered public accounting firm.

3.
To allow the Board of Directors to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals

For more information about the forgoing proposals, see the Company's 2016 Proxy Statement.
The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
1. Election of Directors

	For	Withheld	Against	Abstain	Not Voted
Angelina M. Galiteva	7,012,489	5,446,553	—	—	—
John N. Hatsopoulos	11,190,947	1,268,075	—	—	—
Charles T. Maxwell	7,012,489	5,446,533	—	—	—
Ahmed F. Ghoniem	12,440,128	18,894	—	—	—
Earl R. Lewis	7,030,073	5,428,949	—	—	—
Joseph E. Aoun	8,268,499	4,190,523	—	—	—

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Mr. Charles T. Maxwell, Mr. Ahmed F. Ghoniem, Mr. Earl R. Lewis, and Dr. Joseph E. Aoun were elected to serve as directors of the Company for terms of one year or until their resignation, or their successors are duly elected and qualified.

2. Ratification of the appointment of Wolf & Company, P.C. to serve as independent registered public accountants for the fiscal year ending December 31, 2016

	For	Withheld	Against	Abstain	Not Voted
Wolf and Company P.C.	14,354,756	—	68,720	373	—

3. Approval of allowing the Board of Directors to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.

	For	Withheld	Against	Abstain	Not Voted
Adjournment to Later Date	14,285,873	—	106,117	31,859	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ John N. Hatsopoulos
June 28, 2016	John N. Hatsopoulos, Co-Chief Executive Officer